Contact:	Contact:
Large Scale Biology Corp.	Venturi & Company LLC
Daniel Tusé, Ph.D.	Lindsay Hoover
Tel. 707 469 2316	Tel. 650 342 8100
daniel.tuse@lsbc.com	lhoover@venturico.com

For immediate release:

Large Scale Biology Corporation Announces the Issuance of Thirteen New U.S. Patents and Several New Allowances

Vacaville, California, November 10, 2006 - Large Scale Biology Corporation (LSBC) today announced that the U.S. Patent and Trademark Office issued significant new patents covering all major areas of Company activity. Within the last 12 months, thirteen (13) new patents were issued to LSBC in the areas of gene expression, bioprocessing, molecular evolution, analytical systems and proteomics, and specific products.

The 13 new issuances comprise 3 patents on vectors for gene expression in plant as well as animal host systems, 2 patents on plant-based bioprocessing methods, and 2 on vaccines and methods to manufacture vaccines. Simultaneously announced today was the issuance of 2 U.S. patents to LSBC on the Company’s unique gene shuffling and molecular evolution technology (GRAMMR™), as well as 4 more patents (3 newly issued) to LSBC’s subsidiary company, Predictive Diagnostics, Inc. (PDI), on methods for biomarker discovery and diagnostics.

The breadth and depth of these patents underscore LSBC’s accomplishments in plant-based gene expression and bioprocessing, gene and protein improvement, proteomics and analytical technologies, and Company progress on specific product development initiatives. A summarized list of these newly issued patents follows.

Issue Date	U.S. Patent	Title	Field/Coverage

01/17/06	6,987,213	Method for conferring herbicide, pest, or disease resistance in plant hosts	Plant vectors
05/23/06	7,049,134	Rolling circle replicon expression vector	Eukaryotic vectors
11/07/06	7,132,588	Viral Expression Vectors (GENEWARE®)	Plant vectors

04/25/06	7,034,128	Method for recovering proteins from the interstitial fluid of plant tissues	Bioprocessing
05/23/06	7,048,211	Flexible processing apparatus for isolating and purifying viruses, soluble proteins and peptides from plant sources	Bioprocessing

Large Scale Biology Corporation ▪ 3333 Vaca Valley Parkway, Suite 1000 ▪ Vacaville, CA 95688 ▪ www.lsbc.com

Issue Date	U.S. Patent	Title	Field/Coverage

04/25/06	7,033,835	Production of peptides in plants as viral coat protein fusions	Vaccine production
8/1/06	7,084,256	Self-antigen vaccines for treating B-cell lymphomas and other cancers	Vaccineproducts

06/06/06	7,056,740	Mismatch endonucleases and methods of use	GRAMMR™ gene shuffling
7/18/06	7,078,211	Nucleic acid molecules encoding endonucleases and methods of use thereof	GRAMMR™ gene shuffling

12/27/05	6,980,674	Reference database	Proteomics
07/04/06	7,070,739	Detection and characterization of microorganisms	Proteomics
10/31/06	7,130,459	Reference database	Proteomics
11/07/06	7,133,544	Reference Database	Proteomics

In addition to these issued patents, LSBC has received notice of allowance for three additional applications. Application 10/061,969, entitled "Microarrays and Their Manufacture by Slicing,” describes a unique method of manufacturing microarray chips, with utility in the fields of genomics and proteomics. Application 10/280,725, entitled "Recombinant Viral Nucleic Acids," describes the application of LSBC’s transient, virus-driven gene expression technology (GENEWARE®) to animal cells. Lastly, application 10/193,142, entitled "Production of a Parvovirus Vaccine in Plants as Viral Coat Protein Fusions," describes methods and compositions to produce animal health vaccines using efficient plant virus-based expression technology.

These significant additions to LSBC’s intellectual property estate validate the Company’s leadership position in its major fields of endeavor. The various technologies encompassed by these newly issued patents, in conjunction with the Company’s already robust list of previously issued patents, can be used singly within defined fields of use, or in combination, to achieve significant process and product development efficiencies in broad areas of the life sciences.

About Large Scale Biology Corporation
Large Scale Biology Corporation is a biotechnology company that has developed and patent-protected enabling technologies for molecular improvement, gene expression and biomanufacturing of biotherapeutics, vaccines and industrial proteins applicable to important life science industry markets. LSBC is a consolidated debtor currently operating in Chapter 11 under U.S. bankruptcy laws. Venturi & Company LLC has been retained by LSBC as the Company’s exclusive financial advisor in the sale of some or all of the Company’s business segments and/or assets. For more information about Large Scale Biology Corporation, visit the Company's website at www.lsbc.com. LSBC™ and GRAMMR™ are trademarks of Large Scale Biology Corporation. GENEWARE® is a registered trademark of Large Scale Biology Corporation. ©2006. All Rights Reserved Worldwide.

Large Scale Biology Corporation ▪ 3333 Vaca Valley Parkway, Suite 1000 ▪ Vacaville, CA 95688 ▪ www.lsbc.com